Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated July 26, 2010 relating to the financial statements and financial statement schedule of Noah Holdings Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Deloitte Touche Tohmatsu CPA Ltd.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

October 27, 2010